Q4 2023 Earnings Presentation February 22, 2024

We have made statements in this presentation that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this presentation. Reconciliation of Non-GAAP Measures Throughout this presentation, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, and (3) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included in the Supplemental Reporting Information. 2 Forward Looking Statements

3Record Q4 Accomplishments ● Record quarterly performance ○ Revenue of $1.42 billion, up 11% year over year ○ Adjusted EBITDA of $525 million, up 11% year over year ○ Net Income of $29 million ○ AFFO of $328 million, up 10% year over year ○ AFFO/Share of $1.11, up 9% year over year ● Organic storage rental revenue growth of 10%, reflecting continued pricing strength combined with positive volume trends and data center growth

4Full Year 2023 Accomplishments ● Record full year performance ○ Revenue of $5.5 billion, up 7% year over year ○ Adjusted EBITDA of $1.96 billion, up 7% year over year ○ Net Income of $187 million ○ AFFO of $1.21 billion, up 5% year over year ○ AFFO/Share of $4.12, up 5% year over year ● Data Center: Leased 124 megawatts in the full year

5Record Q4 and Full Year 2023 Effective Q4 2023, our AFFO calculation has been updated to exclude amortization of capitalized commissions. With this change, our calculation more accurately represents our funds available to support growth, and is more comparable to our peers, including those in the data center industry. For comparability to our guidance and consensus we have provided the AFFO and AFFO per share based on the prior calculation.

6 Well Positioned Balance Sheet • Year-end leverage of 5.1x net lease adjusted ○ Remaining at lowest level in a decade • $2.8 billion of liquidity • 80% fixed rate debt • 6.1 years weighted average maturity

72024 Guidance Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. AFFO and AFFO per share are presented based on our updated calculation, and growth is calculated on a comparable basis. ● Outlook: For the first quarter, we expect strong growth with Revenue of approximately $1.45 billion, Adjusted EBITDA in excess of $510 million, AFFO of approximately $310 million, and AFFO per share of approximately $1.05 ($ in millions, except per share data) 2024 Guidance Y/Y % Change at Midpoint Total Revenue $6,000 - $6,150 11% Adjusted EBITDA $2,175 - $2,225 12% AFFO $1,300 - $1,335 9% AFFO Per Share $4.39 - $4.51 8%